Exhibit 10

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT, effective as of July 13, 1998, is by and between The Ashton Technology Group, Inc., a Delaware corporation (the "Company"), and Arthur J. Bacci ("Employee").

          WHEREAS, the Company wishes to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

          1.   Employment.  The Company shall employ Employee as Senior Vice
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President and Chief Financial Officer of the Company, and Employee hereby accepts such employment and agrees to perform such duties and undertake such responsibilities as are reasonably assigned to him from time to time by the Chief Executive Officer of the Company.

          2.   Full-time Best Efforts.  Employee shall devote substantially all
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of his professional time and attention to the performance of his obligations under this Agreement, and will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of his obligations hereunder, consistent with his past practice prior to entering into this Agreement. In addition to the other restrictions provided herein, Employee shall not accept employment with or consult with any other company during the term hereof.

          3.   Term of Employment.  Employee's term of employment shall begin on
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the effective date of this Agreement and shall continue for a period of three
(3) years from such date.

          4.   Compensation.  During the term of this Agreement, the Company
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shall pay Employee an annual base salary of $150,000, and will be eligible to participate in any bonus plan established for executives of the Company.

          5.   Benefits and Incentive Compensation.
               -----------------------------------

          (a) Employee shall be entitled to receive all benefits (such as medical, dental, disability and life insurance, participation in the Company's non-contributory 401(k) plan, paid vacation, and retirement plan coverage) as are generally available from time to time to similarly situated employees of the Company and the portion of such benefits paid by Employee shall be consistent with the portion of such benefits paid by such similarly situated employees of the Company. The Company will also pay to Employee a lump sum of $68,000 for expenses incurred in connection with relocating to Philadelphia, Pennsylvania.

          (b) Upon execution of this Agreement, Employee shall be granted (i) a five-year option to purchase 150,000 shares of the Company's common stock at the market price on the effective date of this Agreement, (ii) a five-year warrant to purchase 250,000 shares of common stock in the Company's subsidiary, Universal Trading Technologies Corporation



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("UTTC"), at a price of $1.00 per share, (iii) a five-year option to purchase
50,000 shares in the Company's subsidiary, Gomez Advisors, Inc. ("GA"), at a price of $2.00 per share, (iv) a five-year option to purchase 100,000 shares of the Company's subsidiary, Electronic Market Center, Inc. ("eMC"), at a price to be determined, and (v) a five-year option to purchase 100,000 shares of the Company's subsidiary, ATG International, Inc. ("International"), at a price to be determined. The option package described above will vest ratably over the term of this Agreement. It is understood that the shares underlying these options and warrants will not initially be registered under the Securities Act of 1933, as amended (the "Act"). However, the Company agrees that in the case of the shares underlying the option to purchase the Company's common stock, the Company will endeavor to register the underlying shares at such time that other shares underlying management or consultants' options are registered pursuant to Form S-8 or any other appropriate registration statement. In the case of the UTTC warrant and GA, eMC and International options described above, it is understood and agreed that, in the event that UTTC, GA, eMC or International registers shares under the Act, then the Company will endeavor to include the share s underlying the warrants or options, as the case may be, in such registration statement, subject to customary underwriters' cutbacks and restrictions.

          6.   Termination.
               -----------

               (a) The Company may terminate this Agreement at any time with or without "cause" (as hereinafter defined) effective immediately upon thirty (30) days written notice to Employee. If applicable, such notice shall specify that a termination is being made for cause, and shall state the basis therefor. In such event, Employee shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination. For purposes of this Agreement, termination for "cause" shall be defined as termination because of: (i) his conviction of a felony involving moral turpitude, provided that such conviction would at the time have a material adverse effect on the Company or Employee's ability to carry out his duties hereunder, in the reasonable opinion of the Board of Directors of the Company, (ii) gross and willful misconduct by Employee which is deemed, by the Company's Board of Directors, to be materially injurious to the Company, (iii) a finding of gross dishonesty of the Employee by the Board of Directors, (iv) willful malfeasance or gross negligence, or failure to act involving material non-feasance, provided that in the case of such gross negligence or material non-feasance it would at the time have a material adverse effect on the Company in the reasonable opinion of the Board of Directors of the Company, (v) insubordination or refusal to perform assigned duties, or (vi) Employee's material breach of his obligations contained in Section 8.

               (b) Except as otherwise specifically provided herein, this Agreement shall terminate immediately upon the death of Employee or if Employee is unable to perform his duties hereunder by reason of illness, injury or incapacity for ninety (90) consecutive days (during which time Employee shall continue to be compensated as provided herein). In either such event, Employee or his personal representative, beneficiaries or heirs shall be entitled to receive any benefits provided under any benefit or similar plan or policy adopted by the Company and applicable to Employee, but Employee shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination.

          7.   Termination Benefits.  If Employee's employment shall be
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terminated by the Company during the term of this Agreement for any reason other than for cause or upon the

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death or disability of Employee then the Company shall pay Employee a termination benefit as follows:

               (a) (i) Employee will be paid in an aggregate amount equal to six
(6) months salary and (ii) current benefits will continue for the remainder of the term of this Agreement. Payments shall commence upon termination and be made at the same rate using the same payment schedule as in effect immediately prior to such termination.

               (b) The Company shall continue to provide medical, dental and life insurance coverage to Employee at the same levels of coverage as in effect immediately prior to such date for a period of six (6) months.

          8.   Confidentiality and Non-Competition.
               -----------------------------------

               (a) During the course of his employment, Employee will be working with and will have unlimited access to the most sensitive confidential information and trade secrets of the Company and its subsidiaries (each, a "Subsidiary"). Employee shall not, while employed by the Company or any Subsidiary, or at any time thereafter, without the prior written consent of the Company, disclose any trade secrets or confidential information of the Company or any Subsidiary (including but not limited to pricing information, customer lists, supplier information, internal business procedures, management information systems and techniques, market studies, expansion plans and similar non-public information relating to the internal operations, business policies or practices of the Company or any Subsidiary) to any third party, or use or permit the use of any such trade secrets or confidential information in any way to compete (directly or indirectly) with the Company or any Subsidiary or in any other manner adverse to the Company or any Subsidiary, unless (i) such information becomes known to the public generally through no fault of Employee or (ii) disclosure of such information is required by law or the order of any governmental authority. Employee further covenants and agrees that, at all times during the term hereof and at all times thereafter, Employee will hold all of the trade secrets and confidential information in secrecy as trustee or custodian for the Company or any Subsidiary for the exclusive benefit of the Company or such Subsidiary, as the case may be, and will faithfully do everything in his power to assist the Company or such Subsidiary, as the case may be, in holding in secrecy the foregoing. The trade secrets and confidential information of the Company or any Subsidiary relate to the conduct of the Company's or such Subsidiary's business, as the case may be, are of independent economic value to the Company or such Subsidiary, as the case may be, because they are not generally known and are the subject of efforts by the Company or such Subsidiary, as the case may be, to maintain their secrecy. Employee acknowledges that the right to maintain the secrecy of the trade secrets and confidential information of the Company or any Subsidiary constitutes a proprietary right which the Company or such Subsidiary, as the case may be, is entitled to protect and that the disclosure, or improper use of the trade secrets or the confidential information of the Company or any Subsidiary by Employee will cause irreparable harm to the Company or such Subsidiary, as the case may be. Upon request from the Company, Employee shall promptly return all records, notes, data, memoranda and other information and documents, and copies thereof, which contain or may contain any such trade secrets or confidential information, and shall confirm in writing to the Company that all such materials have been returned.

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               (b) While employed by the Company or any Subsidiary, and for a period of nine (9) months following the later of (i) termination of Employee's employment with the Company or (ii) the final payment to Employee of termination benefits pursuant to Section 7 hereof or any continuation of salary or other remuneration arrangement with the Company, Employee shall not: (A) own any interest in, accept employment with, serve as an advisor, consultant, officer, director, agent or in any similar capacity to, or accept compensation (in any form) from, any person, firm or entity (including any new business started by Employee alone or with others) engaged in any Competitive Business (as hereinafter defined); (B) contact or solicit any manufacturer, vendor, customer, supplier or other business relation of the Company or any Subsidiary for the purpose of causing such party to cease, reduce or alter the nature, amount or terms of business conducted with the Company or any Subsidiary, as the case may be, or to engage in any business relationship which might materially harm the Company or any Subsidiary; or (C) contact or solicit any employees of the Company or any Subsidiary (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his or her employment relationship with the Company or any Subsidiary, as the case may be. Notwithstanding anything herein to the contrary, Employee shall be entitled to own as a passive investor less than 2% of the capital stock of a company without being in violation of this paragraph (b).

               (c) For purposes of this Section 8, a "Competitive Business" means any business in which the Company or any of its subsidiaries is engaged at the time of termination.

               (d) It is understood and agreed by the parties hereto that each of the provisions of this Section 8 is independent of and severable from the others and the invalidity of this Section 8 or any provision hereof shall not affect the validity or hinder the enforceability of the remaining provisions of this Agreement. The parties expressly agree and declare that the time limitation and geographic scope set forth in this Section 8 are reasonable and are properly required for the adequate protection of the business of the Company and its Subsidiaries. If any court shall determine that the duration or geographical scope of any restriction contained in this Section 8 is unenforceable, it is the intention of the parties that the provisions set forth herein shall not be terminated but shall be deemed restricted, amended, or reformed to the extent necessary to render it valid and enforceable, provided that such restriction, amendment or reformation shall only be applicable to the enforcement of the provisions hereof within the jurisdiction of the court which made such determination.

               (e) Employee acknowledges and agrees that the provisions of this
Section 8 are a reasonable and necessary protection of the immediate and substantial interests of the Company and its Subsidiaries, that any violation of these restrictions would cause substantial injury to the Company or its Subsidiaries, and that the Company would not have entered into this Agreement with Employee without the additional consideration offered by Employee in binding himself to the provisions of this Section 8. In the event of a breach or threatened breach by Employee of any provision of this Section 8, the Company shall be entitled to apply to any court of competent jurisdiction for a temporary or permanent injunction restraining Employee from such breach or threatened breach; provided, however, that nothing herein contained shall be construed to preclude the Company from pursuing any other available remedy for such breach or threatened breach in addition to, or in lieu of, such injunctive relief.

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          9.   Inventions, Patents and Intellectual Property.  Employee agrees
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that all reasonably patentable inventions, innovations or improvements in the
Company's or any Subsidiary's intellectual property, products or method of conducting its business (including catalogs and new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him while he is employed by the Company or such Subsidiary, as the case may be, belong to the Company or such Subsidiary, as the case may be, but may be used by Employee at any time without compensation to the Company or such Subsidiary, as the case may be, during the term of this Agreement. Employee will promptly disclose such inventions, innovations or improvements to the officers of the Company or such Subsidiary, as the case may be.

          10.  Arbitration.  In the event of any dispute between Employee and
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the Company or any of the Subsidiaries under or related to the terms of this
Agreement, the parties hereto agree to submit such dispute to final and binding arbitration in Philadelphia, Pennsylvania pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on both parties, provided, however, that in arriving at a decision, the arbitrator shall be instructed to find in favor of one party or the other, and shall not in rendering his decision fashion a compromise or otherwise order an outcome which is different than that proposed by one of the parties. Such arbitration proceedings shall be completed not later than ninety
(90) days following submission, except and only to the extent that such delay is attributable to the unavoidable delay of the arbitrator. The prevailing party in such arbitration shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees, provided that, in the event that Employee is the prevailing party, the Company will also pay reasonable travel and lodging costs incurred by Employee in connection with such arbitration.

          11.  Miscellaneous.
               -------------

               (a) For purposes of this Agreement, notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered in person or by first class United States mail, properly addressed, postage prepaid. Notices to the Company shall be given to the Company's Secretary, addressed to the Company's corporate headquarters. Notices to Employee shall be addressed to Employee's most recent address as set forth in the personnel records of the Company. Either party shall be entitled to change the address at which notice is to be given by providing notice to the other party of such change in the manner provided herein.

               (b) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral. This Agreement may be amended only by a writing signed by both parties hereto.

               (c) This Agreement shall be binding upon, and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

               (d) No waiver of any provision of this Agreement shall be valid until it is in writing and signed by the person or party against whom it is charged.

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               (e) The invalidity or unenforceability of any provision of this
Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

               (f) This Agreement shall be subject to and governed by the laws of the Commonwealth of Pennsylvania.

          EXECUTED as of the date first set forth above.


EMPLOYEE                      THE ASHTON TECHNOLOGY GROUP, INC.


/s/ Arthur J. Bacci              /s/ Fredric W. Rittereiser
-------------------           ------------------------------------
Arthur J. Bacci               By:     Fredric W. Rittereiser
                                 ---------------------------------
                              Title:   President & CEO
                                    ------------------------------

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